Exhibit 10.18
                       AMERICAN RESIDENTIAL SERVICES, INC.
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

ARTICLE I
         PREAMBLE..............................................................1

ARTICLE II
         DEFINITIONS AND CONSTRUCTION..........................................1
         2.1      Definitions..................................................1
         2.2      Construction.................................................4

ARTICLE III
         PARTICIPATION AND VESTING.............................................4
         3.1      Eligibility and Participation................................4
         3.2      Vesting......................................................4

ARTICLE IV
         DEFERRAL AND ACCOUNTING...............................................5
         4.1      Deferral.....................................................5
         4.2      Additional Deferrals.........................................5
         4.3      Account for Deferred Compensation............................5
         4.4      Computation of Earnings Credited.............................6

ARTICLE V
         DISTRIBUTION OF BENEFITS..............................................7
         5.1      Certain Distributions........................................7
         5.2      Retirement or Disability.....................................7
         5.3      Financial Necessity Distributions............................7
         5.4      Elective Distributions.......................................8
         5.5      Death of a Participant.......................................8
         5.6      Method of Payment............................................8
         5.7      Withholding..................................................9

ARTICLE VI
         PAYMENT LIMITATIONS...................................................9
         6.1      Legal Disability.............................................9
         6.2      Assignment...................................................9
         6.3      Change in Control...........................................10

                                       ii

ARTICLE VII
         FUNDING..............................................................10
         7.1      Funding.....................................................10
         7.2      Creditor Status.............................................10

ARTICLE VIII
         ADMINISTRATION.......................................................10
         8.1      Plan Administrator..........................................10
         8.2      Claims for Benefits.........................................11
         8.3      Arbitration.................................................12
         8.4      Receipt and Release of Necessary Information................13
         8.5      Overpayment and Underpayment of Benefits....................13

ARTICLE IX
         OTHER BENEFIT PLANS OF THE COMPANY...................................13
                  Other Plans.................................................13

ARTICLE X
         AMENDMENT AND TERMINATION OF THE PLAN................................14
         10.1     Amendment...................................................14
         10.2     Termination.................................................14
         10.3     Continuation................................................14

ARTICLE XI
         MISCELLANEOUS........................................................14
         11.1     No Reduction of Employer Rights.............................14
         11.2     Provisions Binding..........................................14

                                       iii

                       AMERICAN RESIDENTIAL SERVICES, INC.
                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I
                                    PREAMBLE

         American Residential Services, Inc. (the "Company") hereby adopts the American Residential Services, Inc. Deferred Compensation Plan (the "Plan") effective as of September 1, 1996. The objective and purpose of this Plan is to attract and retain competent officers and key executives by offering flexible compensation opportunities to officers and key executives of the Company and to offer them an opportunity to build an estate or supplement income for use after retirement. In addition to this Plan, the Company sponsors certain broad-based employee benefit plans covering its employees.

         Through this Plan, the Company intends to permit the deferral of compensation and to provide additional benefits to a select group of management or highly compensated employees of the Company. Accordingly, it is intended that this Pan shall not constitute a "qualified plan" subject to the limitations of section 401(a) of the Internal Revenue code of 1986, as amended, nor shall it constitute a "funded plan", for purposes of such requirements. It is also intended that this Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of the Employee Retirement Income Security Act of 1974, as amended, the funding requirements of Part 3 of Title I of the Act, and the fiduciary requirements of Part 4 of Title I of the Act by reason of the exclusions afforded plans that are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

                  2.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Section
2.1. The following words and phrases shall have the meanings set forth in this
Section 2.1, unless a different meaning is required by the context in which the word or phrase is used.

                           (a) "ACT" - The Employee Retirement Income Security Act of 1974, as amended from time to time.

                           (b) "AFFILIATE" - A corporation that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Company or any

                                        1

         trades or business (whether or not incorporated) which are under common control (as defined in section 414(c) of the Code) with the Company.

                           (c) "BENEFICIARY" - The person designated by the Participant to receive payment upon the death of the Participant.

                           (d) "BOARD" - The Board of Directors of the Company.

                           (e) "CHANGE IN CONTROL" - Any of the following events:

                                    (i)      The dissolution of the Company or
                                             any Significant Affiliate;

                                    (ii)     A liquidation of more than 50
                                             percent in value of the Company or
                                             any Significant Affiliate;

                                    (iii)    A sale of assets involving 50
                                             percent or more of the value of the
                                             assets of the Company or any
                                             Significant Affiliate prior to such
                                             sale;

                                    (iv)     Any merger or reorganization or
                                             consolidation of the Company in
                                             which the Company is not the
                                             surviving entity;

                                    (v)      Any merger or reorganization or
                                             consolidation of any Significant
                                             Affiliate in which the Significant
                                             Affiliate is not the surviving
                                             entity (other than a merger or
                                             reorganization or consolidation
                                             with the Company or any entity
                                             controlled by the Company);

                                    (vi)     Any sale or the disposition of more
                                             than 50 percent of the combined
                                             voting securities of any
                                             Significant Affiliate; or

                                    (vii)    Any transaction pursuant to which
                                             the stockholders, as a group, of
                                             all the securities of the Company
                                             outstanding prior to the
                                             transaction hold, as a group, less
                                             than 50 percent of the combined
                                             voting power of the Company or any
                                             successor company outstanding after
                                             the transaction.

                           (f) "CODE" - The Internal Revenue Code of 1986, as amended from time to time.

                           (g) "COMPANY" - American Residential Services, Inc., a Delaware corporation.

                                        2

                           (h) "COMPENSATION" - All wages, salaries, cash bonuses and other amounts of cash compensation payable to a Participant during the Plan Year, excluding any compensation consisting of awards under any stock option or stock award plan of the Company or an Affiliate, and the exercise of any grant, option or right thereunder, and excluding any additional compensation paid pursuant to an employment agreement or contract between the Participant and the Company providing for such additional compensation following a Change in Control. Compensation shall exclude any contributions or any benefits under any "employee benefit plan", as defined in the Act, sponsored by the Company or an Affiliate.

                           (i) "DEFERRED COMPENSATION AGREEMENT" - The written agreement between the Company or an Affiliate and a Participant pursuant to which the Participant consents to participation and the deferral of Compensation hereunder.

                           (j) "DISABILITY" - A physical or mental disability as defined under the terms of the Company's long-term disability plan.

                           (k) "EFFECTIVE DATE" - September 1, 1996.

                           (l) "EMPLOYEE" - Each salaried person receiving remuneration, or who is entitled to remuneration, for services rendered to the Company or to an Affiliate of the Company participating in this Plan, in the legal relationship of employer and employee.

                           (m) "PARTICIPANT" - Each Employee who has been designated for participation in this Plan and whose participation in this Plan has not terminated.

                           (n) "PLAN" - The American Residential Services, Inc. Deferred Compensation Plan, as described in this document, and as it may hereafter be amended.

                           (o) "PLAN ADMINISTRATOR" - The individual or committee appointed as such pursuant to Section 8.1

                           (p) "PLAN YEAR" - The fiscal year of this Plan, which shall commence on January 1 and end on December 31 in each year.

                           (q) "SIGNIFICANT AFFILIATE" - Any Affiliate or Affiliates which collectively account for 50 percent or greater of (i) the total assets of the Company and all Affiliates or (ii) the total sales of the Company and all Affiliates.

                           (r) "UNFORESEEABLE EMERGENCY" - A severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or one of the Participant's dependents (as defined under section 152(a) of the Code; (ii) loss of the Participant's property due to casualty; or (iii) such other similar extraordinary and

                                        3

         unforeseeable circumstance arising as a result of events beyond the control of the Participant, as determined by the Plan Administrator in its sole and absolute discretion.

                  2.2 CONSTRUCTION. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan shall continue in full force and effect. All provisions of this Plan shall be construed and enforced in accordance with the laws of the State of Texas and shall be administered according to the laws of such state, except as otherwise required by the Act, the Code or other applicable federal law. The masculine gender, where appearing in this Plan, shall include the feminine gender, and vice versa. The term "delivered to the Plan Administrator," as used in this Plan, shall include delivery to a person or persons designated by the Plan Administrator for the disbursement and the receipt of administrative forms. Delivery shall be deemed to have occurred only when the form or other communication is actually received. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan.

                                   ARTICLE III
                            PARTICIPATION AND VESTING

         3.1 ELIGIBILITY AND PARTICIPATION. Prior to each Plan Year, the Board or its delegate shall designate Employees eligible to participate in the Plan for such Plan Year. Designation as a Participant for any Plan Year shall not entitle the Employee to continue as an active Participant for any subsequent Plan Year. It is intended that eligibility to participate in the Plan shall be limited to a select group of management or highly compensated employees, as determined by the Board or its delegate, in their sole and absolute discretion. An eligible Employee shall become a Participant by making a deferral election pursuant to Section 4.1. Eligible Employees will be contacted and informed that they may elect to defer portions of their Compensation and shall be provided with a Compensation Deferral Agreement, Beneficiary Designation Form and Investment Election Form.

         A Participant under this Plan who separates from employment will continue as an inactive Participant under this Plan until the Participant has received payment of all amounts payable to him under this Plan. In the event that a Participant shall cease active participation in the Plan because he is no longer described as a Participant pursuant to this Section 3.1, or because he shall cease making deferrals of Compensation, he shall continue as an inactive Participant under this Plan until he has received payment of all amounts payable to him under this Plan.

         3.2 VESTING. Except as provided in Section 5.4, a Participant shall at all times have a nonforfeitable right to amounts credited to his account pursuant to Section 4.3, subject to the distribution provisions of Article V.

                                        4

                                   ARTICLE IV
                             DEFERRAL AND ACCOUNTING

         4.1 DEFERRAL. An Employee eligible to participate in the Plan may become a Participant by electing to defer Compensation pursuant to a Deferred Compensation Agreement. Such Deferred Compensation Agreement shall be entered into prior to the first day of the Plan Year for which the Deferred Compensation Agreement is effective, except that a Participant may enter into a Deferred Compensation Agreement within 30 days after the Effective Date that provides for the deferral of Compensation earned after the date of such agreement and prior to the beginning of the 1997 Plan Year. A deferral election shall be effective with respect to a single Plan Year and elections for each subsequent Plan Year of participation shall be made pursuant to new Deferred Compensation Agreements. Subject to the right of the Plan Administrator to specify the maximum amount of Compensation, or maximum percentage of Compensation, that may be deferred by a Participant for a Plan Year (which amount may vary from Plan Year to Plan Year, in the sole discretion of the Plan Administrator), as well as a minimum amount or percentage of Compensation that may be deferred, each eligible Employee may elect to defer a stated dollar amount, or designated full percentage of base salary Compensation. Each Employee eligible to participate in the Plan may elect, in addition to or in lieu of such base salary Compensation deferrals, to defer a designated dollar amount, or designated full percentage, of bonus Compensation. Except as otherwise provided in Article V, all amounts so deferred shall be payable to the Participant following his separation from employment with the Company or an Affiliate in accordance with the terms and provisions of this Plan. A Participant's Deferred Compensation Agreement shall be irrevocable for the duration of the Plan Year.

         4.2 ADDITIONAL DEFERRALS. To the extent that a Participant who has elected to make the maximum elective deferral required under the American Residential Services, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") for a Plan Year in order to obtain the maximum Company matching contribution under the 401(k) Plan for the Plan Year is prevented from making the maximum elective contribution to the Plan by reason of any limitation provisions of the Code (the "Limitation Provisions"), the Plan Administrator shall credit to the account of such Participant for the Plan Year the amount that would have been contributed to the 401(k) Plan on the Participant's behalf but for the Limitation Provisions. If elected by the Participant in the Deferred Compensation Agreement in effect for the Plan Year, an additional deferral shall be made from the Participant's Compensation equal to the amount that the Participant would have contributed to the 401(k) Plan in accordance with his deferral election in effect for the Plan Year, but for the Limitation Provisions. The Company, in the sole discretion of the Board, may also determine to credit an additional amount for the benefit of some or all Participants in a Plan Year. Any such allocation need not be uniform for all Participants and the Board shall determine the individuals affected and the amount or amounts of any such allocations. All such amounts shall also be credited to Participants' accounts in accordance with
Section 4.3.

         4.3 ACCOUNT FOR DEFERRED COMPENSATION. The Plan Administrator shall maintain an individual account under the name of each Participant on whose behalf Compensation has been

                                        5

deferred under the Plan or an allocation has been made pursuant to Section 4.2. Each such account shall be adjusted at least quarterly to reflect the Compensation credited thereto, earnings and losses credited on such Compensation pursuant to Section 4.4, and any payment or withdrawal of such Compensation under this Plan. The amounts of Compensation deferred or other allocation shall be credited to the account of the Participant at such times as such Compensation would have been paid to the Participant had the Participant not elected to defer such Compensation pursuant to the terms and provisions of the Plan or when such amounts would have been credited to the Participant's account under the 401(k) Plan. Each such account shall be credited with earnings and losses computed pursuant to Section 4.4 in the manner specified by Section 4.4. In the sole discretion of the Plan Administrator, more than one account may be established for each Participant to facilitate recordkeeping convenience and accuracy. Each such account shall be credited and adjusted as provided in this Plan.

         Establishment and maintenance of a separate account or accounts for each Participant shall not be construed as giving any person any interest in assets of the Company or an Affiliate, or a right to payment other than as provided hereunder. Such accounts shall be maintained until all amounts credited to such account have been distributed in accordance with the terms and provisions of this Plan.

         4.4 COMPUTATION OF EARNINGS CREDITED. At the discretion of the Plan Administrator, accounts will be credited with a uniform rate of interest as of the last day of a Plan Year quarter. Such stated rate of interest shall be determined by the Plan Administrator and communicated to Participants.

         In addition to or in lieu of establishing such stated rate of interest, the Plan Administrator may permit accounts to be credited with the rate of return generated by one or more "investment options" established by the Plan Administrator and available to all Participants. In the event that the Plan Administrator elects to establish "investment options" under this Section 4.4, the Plan Administrator shall establish separate funds for bookkeeping purposes to measure a rate of return over a period designated by the Plan Administrator. By way of illustration, but not by way of limitation, the Plan Administrator may elect to establish a guaranteed return fund which guarantees a fixed or minimum rate of return and an equity fund which tracks the performance of identified equity securities or an identified pool or pools of equity securities. Such "investment options" and "investment funds" shall be established for bookkeeping purposes only and shall not require the establishment of actual corresponding funds by the Plan Administrator or the Company. Any establishment of "investment options" shall be in the sole and absolute discretion of the Plan Administrator and the Plan Administrator may add additional "investment options" and delete existing "investment options" as of the end of any Plan Year quarter.

         In the event that the Plan Administrator establishes "investment options," the Plan Administrator shall promulgate uniform procedures applicable to all Participants for crediting amounts credited to individual accounts based on the performances of the various "investment options," and shall promulgate procedures for changing such allocation directions. In addition, the

                                        6

Plan Administrator shall provide a written description of each "investment option" and the direction and allocation rules pertaining to each such option to each Participant in the Plan. Each Participant electing a specific "investment option" agrees, on behalf of himself and his designated Beneficiary, to assume all investment risk in connection with any decrease in amounts credited to his account or accounts pursuant to his elected "investment options." The Company and Plan Administrator do not guarantee the performance of any "investment option."

                                    ARTICLE V
                            DISTRIBUTION OF BENEFITS

         5.1 CERTAIN DISTRIBUTIONS. At the election of a Participant as provided in his Deferred Compensation Agreement, the Participant may make Compensation deferrals pursuant to Section 4.1 for a stated period of time, rather than until his separation from employment. The minimum required period for Compensation deferrals under the Plan shall be at least five Plan Years following the Plan Year for which a Compensation deferral election is effective. At the expiration of the stated period of deferral, a percentage, up to 100 percent, or a specified dollar amount, as elected in the Participant's Deferred Compensation Agreement, of the principal amount of the Compensation deferred during the deferral Plan Year shall be distributed to the Participant. Earnings attributable to such amount shall remain in the Participant's account until otherwise distributed pursuant to another provision of this Article V. In the event that a Participant shall separate from employment prior to the date upon which a Compensation deferral for a specific term is to be paid, the amount deferred together with allocable earnings, shall be included in the Participant's account balance and distributed to the Participant following such separation from employment pursuant to Section 5.6.

         In the event that a Participant shall separate from employment for any reason other than retirement or Disability prior to becoming entitled to distribution other than under Section 5.3 or Section 5.4, distribution of all amounts credited to the Participant's account shall be made in a single lump sum as soon as practicable following the Participant's termination from employment, as provided in Section 5.6.

         5.2 RETIREMENT OR DISABILITY. Except to the extent the account of a Participant has been distributed pursuant to the provisions of Section 5.1,
Section 5.3, Section 5.4, Section 5.5, or Section 6.4, all amounts credited to the account of a Participant shall be distributed pursuant to Section 5.6 at such time as the Participant shall separate from employment due to retirement following the attainment of age 60. In the event that a Participant shall become subject to a Disability, the Participant shall cease active participation herein pursuant to the terms and provisions of the Plan, but all amounts credited to the Participant's account shall be distributed upon attainment of the age of 60 in accordance with Section 5.6, unless an earlier distribution has been made pursuant to the provisions of Section 5.3, Section 5.4, Section 5.5 or Section 6.4

         5.3 FINANCIAL NECESSITY DISTRIBUTIONS. Upon application by the Participant, the Plan Administrator may direct payment of all or a portion of the amounts credited to the account of a

                                        7

Participant prior to his separation from employment in the event of an Unforeseeable Emergency. Any such application shall set forth the circumstances constituting such Unforeseeable Emergency. Notwithstanding the foregoing, the Plan Administrator may not direct payment of any amount credited to the account of a Participant to the extent that such emergency is or may be relieved (a) by reimbursement or compensation by insurance or otherwise or (b) by cessation of deferrals under this Plan. In the event that the Plan Administrator shall determine that such Unforeseeable Emergency may be alleviated by such cessation of deferrals under the Plan, the Plan Administrator, in its sole and absolute discretion, may require the cancellation of the Participant's Compensation deferral election for the Plan Year in which the Unforeseeable Emergency shall occur. Any distribution from the Plan due to Unforeseeable Emergency shall be permitted only to the extent necessary to satisfy such Unforeseeable Emergency, in the sole discretion of the Plan Administrator, both with respect to the determination as to whether an Unforeseeable Emergency exists and also with respect to determination of the amount distributable. The Plan Administrator may permit a financial necessity distribution under this Section 5.3 but as a result may cancel the Compensation deferral election of the Participant in whole or in part, for the Plan Year.

         5.4 ELECTIVE DISTRIBUTIONS. During any Plan Year following a Change of Control or in which the Participant or his Beneficiary is entitled to a distribution pursuant to Section 5.2 or Section 5.5, the Participant or his Beneficiary may withdraw 100 percent of the amounts credited to the Participant's account as of the most recent Plan Year quarter, net of the "forfeiture amount" described below, and net of any surrender charges, deposit liquidation penalties, adjustments, investment losses or other costs incurred by the Company or an Affiliate or other payor of benefits hereunder in liquidating assets, if any, to pay such withdrawal. The "forfeiture amount" shall be equal to 10 percent of the amount that may otherwise be withdrawn by the Participant or Beneficiary (calculated prior to imposition of the forfeiture amount and the charges described above). A Participant who elects to receive a withdrawal pursuant to this Section 5.4 shall not be eligible to participate in the Plan for one year following the date of such withdrawal. Distribution of withdrawals pursuant to this Section 5.4 shall be made as soon as practicable after the request for withdrawal is made to the Plan Administrator. The forfeiture amount shall be deducted from the Participant's account and shall cease to be an obligation under this Plan.

         5.5 DEATH OF A PARTICIPANT. In the event of the death of a Participant prior to distribution of all amounts otherwise payable to the Participant hereunder, the Participant's Beneficiary or Beneficiaries shall be entitled to distribution of all the benefits credited to the Participant's account, pursuant to Section 5.6. Each Participant may designate a Beneficiary or Beneficiaries to receive payment of his benefits under this Plan in the event of his death, in accordance with such procedures as the Plan Administrator shall promulgate. In the event that the Participant shall not designate a Beneficiary or Beneficiaries pursuant to this Section 5.5, distribution shall be made to the Participant's spouse, if the Participant's spouse is then living, and if the Participant's spouse is not then living, to the Participant's estate.

         5.6 METHOD OF PAYMENT. Payment to a Participant entitled to a benefit pursuant to Article V shall commence as soon as possible following occurrence of the event causing the

                                        8

entitlement to distribution. Distributions pursuant to Section 5.1, Section 5.3 or Section 5.4 shall be made in a lump sum. Distributions pursuant to Section
5.2 and Section 5.5 shall be made in annual installments over a 15-year period; provided that the balance of the Participant's account equals at least $25,000 at the time of payment of the initial installment. If the balance of the Participant's account at such time is less than $25,000, a distribution to such Participant or Beneficiary pursuant to Section 5.2 or Section 5.5 shall be made in a lump sum. In the event of the Participant's death before receipt of all installment payments pursuant to Section 5.2, payment of any remaining amount credited to the Participant's account shall be made pursuant to Section 5.5.

         With the consent of the Plan Administrator, in its sole and absolute discretion, a Participant or Beneficiary who is in pay status and is receiving annual installment distributions over a 15-year period, may elect during any calendar year to accelerate the payment of the annual installment distributions payable to him for the remaining calendar years in such 15-year period. If approved by the Plan Administrator, payment of the accelerated installment distributions shall be made in a lump sum to the Participant or Beneficiary not earlier than the first day of the Plan Year following the Plan Year in which the accelerated payment election is made.

         5.7 WITHHOLDING. Any taxes required to be withheld from payments to Participants or Beneficiaries hereunder shall be deducted and withheld by the Company, benefit provider or funding agent.

                                   ARTICLE VI
                               PAYMENT LIMITATIONS

         6.1 LEGAL DISABILITY. If a person entitled to any payment hereunder shall, in the sole judgment of the Plan Administrator, be under a legal disability, or shall otherwise be unable to apply such payment to his own interest and advantage, the Plan Administrator, in the exercise of its discretion, may direct the Company or payor of the benefit to make any such payment in any one or more of the following ways:

                  (a)      Directly to such person;

                  (b)      To his legal guardian or conservator; or

                  (c) To his spouse or to any person charged with the duty of his support, to be expended for his benefit and/or that of his dependents.

The decision of the Plan Administrator shall in each case be final and binding upon all persons in interest, unless the Plan Administrator shall reverse its decision due to changed circumstances.

         6.2 ASSIGNMENT. No Participant or Beneficiary shall have any right to assign, pledge, hypothecate, anticipate or any way create a lien on any amounts payable hereunder. No amounts

                                        9

payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and their Beneficiaries.

         6.3 CHANGE IN CONTROL. In the event of a Change of Control, the members of the Board serving immediately prior to the first event constituting a part of the Change in Control may, in their sole and absolute discretion, direct the Plan Administrator to distribute all amount credited to the accounts of Participants in a single lump-sum payment to each Participant, net of investment charges, surrender charges, etc., following which the Plan shall terminate.

                                   ARTICLE VII
                                     FUNDING

         7.1 FUNDING. Benefits under this Plan shall be paid solely by the Company and its Affiliates. Benefits hereunder shall constitute an unfunded general obligation of the Company, but the Company may create reserves, funds and/or provide for amounts to be held in trust on the Company's behalf. Payment of benefits may be made by the Company, such trust or through a service or benefit provider to the Company or such trust. In the event of a Change in Control, if distributions have not been made pursuant to Section 6.3, the Company shall transfer to a trust an amount equal to the combined account balances of Participants, less amounts attributable to such balances then held by the trustee. Such transfer shall be made not later than 30 days after the date of such Change in Control.

         7.2 CREDITOR STATUS. A Participant and his Beneficiary or Beneficiaries shall be general creditors of the Company or the Participant's employing Affiliate with respect to the payment of any benefit under this Plan, unless such benefits are provided under a contract of insurance or an annuity contact that has been delivered to the Participant, in which case the Participant and his Beneficiary or Beneficiaries shall look to the insurance carrier or annuity provider for payment, and not to the Company or Affiliate. The Company's or Affiliate's obligation for such benefit shall be discharged by the purchase and delivery of such annuity or insurance contract.

                                  ARTICLE VIII
                                 ADMINISTRATION

         8.1 PLAN ADMINISTRATOR. The Plan will be administered by an individual or a committee appointed by the Board. No person serving as a Plan Administrator may participate in any decision concerning his own benefits. In the event such Plan Administrator shall resign (or any members of a committee comprising the Plan Administrator shall resign) or if the Board shall seek to remove the Plan Administrator (or any members of such committee), the Board may appoint such successor or successors as it shall determine, in its sole discretion. Notwithstanding the foregoing, during the

                                       10

three-year period following a Change in Control, no change in the identity of the Plan Administrator may be made without the written consent of a majority of the then Plan Participants. If a committee serves as Plan Administrator, it shall act by majority vote.

         The Plan Administrator shall have the power and the duty to take all actions necessary and proper to carry out the provisions of this Plan. In carrying out the duties and responsibilities of the Plan Administrator, the Plan Administrator shall act for the exclusive benefit of Plan Participants and shall construe this Plan and perform its duties hereunder for the purpose of providing the benefits promised under this Plan.

         In administering this Plan, the Plan Administrator shall:

                  (a) Furnish copies of this Plan to all Participants;

                  (b) Inform Participants as to the manner of making Compensation deferrals under this Plan and of the available modes of payment under this Plan; and

                  (c) Take whatever action is necessary in fulfilling the purposes and intent of this Plan.

The Plan Administrator is authorized and empowered to promulgate any rules, regulations and schedules of general applicability, and to adopt such forms that the Plan Administrator deems necessary in order to carry out the purposes of this Plan and to interpret the terms and conditions of this Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the clearly expressed provisions of the Plan.

         The Plan Administrator may prescribe rules and procedures for the allocation of fiduciary responsibilities among the agents appointed by the Plan Administrator. The Plan Administrator may appoint a person or persons to act in the day-to-day administration of this Plan, which persons may include Participants hereunder; provided that no Participant may make any determination regarding his own benefits while acting in such capacity. The reasonable expenses of the Plan Administrator, including any out-of-pocket expenses and charges of the Plan Administrator, shall be paid by the Company.

         8.2 CLAIMS FOR BENEFITS. In the event that a Participant or his Beneficiary claims to be eligible for benefits, or claims any rights hereunder, he must complete and submit such claims forms and supporting documentation as shall be required by the Plan Administrator in its sole discretion. All benefits provided by this Plan will be paid as soon as practicable (following the receipt of proof of entitlement, if requested.) Any Employee or other person claiming benefits, eligibility, participation or any other right under the Plan must file a written claim, setting forth the basis of the claim, with the Plan Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim. A written notice of the disposition of any

                                       11

such claim shall be furnished to the claimant within 90 days after the claim is filed with the Plan Administrator. Such notice shall refer, if appropriate, to pertinent provisions of this Plan, shall set forth in writing the reasons for denial of the claim if a claim is denied (including references to any pertinent provisions of this Plan) and, where appropriate, shall explain how the claimant can perfect the claim. If a the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within 90 days after receiving the written notice of the Plan Administrator's disposition of the claim, the claimant may request in writing, and shall be entitled to, one review meeting with the Plan Administrator to present reasons why the claim should be allowed; provided, however, that if a benefit claimed is explicitly excluded by the terms of the Plan, a review will not be provided. The claimant may also submit a written statement of his claim and the reasons for requesting a review of the claim. Such statement may be submitted in addition to, or in lieu of, the review meeting with the Plan Administrator. If the claimant does not request a review meeting within 90 days after receiving written notice of the Plan Administrator's disposition of the claim, the claimant shall be deemed to have accepted the Plan Administrator's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the 90-day period.

         A decision on review of the claim by the Plan Administrator shall be made within 60 days after review, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Plan Administrator shall so notify the claimant. In any event, if a claim is not determined within 120 days after submission for review, it shall be deemed to be denied. The Plan Administrator shall have the right to request of and receive from a claimant such additional information, documents or other evidence as the Plan Administrator may reasonably require. To the extent permitted by law, a decision on review by the Plan Administrator shall be binding and conclusive upon all interested persons. To the extent permitted by law, completion of the claims procedures described in this Section 8.2 and of the arbitration provisions set forth in Section 8.3 shall be a mandatory precondition that must be complied with prior to the commencement of a legal or equitable action by a person claiming rights under the Plan. The Plan Administrator may, in its sole and absolute discretion, waive these claims and arbitration procedures as a mandatory condition to such an action.

         8.3 ARBITRATION. In the event the claims review procedure described in
Section 8.2 of the Plan does not result in an outcome thought by the claimant to be in accordance with the Plan document or if the claimant feels unfairly treated as a result of the administration of the Plan, he may appeal to a third party neutral arbitrator. The claimant must appeal to an arbitrator before bringing suit in court.

         The arbitrator shall be mutually selected by the Participant and the Company from a list of arbitrators provided by the American Arbitration Association ("AAA"). If the parties are unable to agree on the selection of an arbitrator within 10 days of receiving the list from the AAA, the AAA shall appoint an arbitrator. The arbitrator's review shall be limited to interpretation of the Plan document in the context of the particular facts involved. The claimant and the Company agree to accept the award of the arbitrator as binding, and all exercises of power by the arbitrator hereunder

                                       12

shall be final, conclusive and binding on all interested parties, unless found by a court of competent jurisdiction, in a final judgment that is no longer subject to review or appeal, to be arbitrary and capricious. The costs of arbitration shall be shared by the Company and the claimant; the costs of legal representation for the claimant shall be borne by the claimant.

         The arbitrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan. Nonetheless, the arbitrator shall have absolute discretion in the exercise of its power under this Plan. Arbitration decisions will not establish binding precedent with respect to the administration or operation of the Plan.

         8.4 RECEIPT AND RELEASE OF NECESSARY INFORMATION. In implementing the terms of this Plan, the Plan Administrator may, without the consent of or notice to any person, release to or obtain from any insuring entity or other organization or person any information, with respect to any person, that the Plan Administrator deems to be necessary for such purposes. Any Participant or Beneficiary claiming benefits under this Plan shall furnish to the Plan Administrator such information as may be necessary to determine eligibility for and the amount of benefit, as a condition of claiming and receiving such benefit.

         8.5 OVERPAYMENT AND UNDERPAYMENT OF BENEFITS. The Plan Administrator may adopt, in its sole discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits. If a Participant or Beneficiary receives an underpayment of benefits, the Plan Administrator shall direct that immediate payment be made to make up for the underpayment. If an overpayment is made to a Participant or Beneficiary, for whatever reason, the Plan Administrator may, in its sole discretion, withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan without regard to further benefits to which the Participant or Beneficiary may be entitled.

                                   ARTICLE IX
                       OTHER BENEFIT PLANS OF THE COMPANY

                  OTHER PLANS. Nothing contained in this Plan shall prevent a Participant prior to his death, or his spouse or other Beneficiary after his death, from receiving, in addition to any payments provided for under this Plan, any payments provided for under any other plan or benefit program of the Company or an Affiliate, or which would otherwise be payable or distributable to him, his surviving spouse or Beneficiary under any plan or policy of the Company or otherwise. Nothing in this Plan shall be construed as preventing the Company or any of its Affiliates from establishing any other or different plans providing for current or deferred compensation for employees. Compensation deferrals made under this Plan shall not constitute earnings or compensation for purposes of determining contributions or benefits under any plan of the Company intended to "qualify" under section 401 of the Code.

                                       13

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

         10.1 AMENDMENT. The Board may amend this Plan by duly authorized written amendment; provided that no amendment or modification shall deprive a Participant, or person claiming benefits under this Plan through a Participant, of any benefit accrued under this Plan up to the date of amendment or modification, except as may be required by applicable law. During the three-year period following the occurrence of a Change in Control, no amendment may be made without the written consent of a majority of the Participants, except for amendments necessary to comply with applicable law.

         10.2 TERMINATION. The Board may terminate or suspend this Plan in whole or in part at any time, provided that no such termination or suspension shall deprive a Participant, or person claiming benefits under this Plan through a Participant, of any benefit accrued under this Plan up to the date of suspension or termination except as required by applicable law. Upon the complete termination of the Plan, the Board, in its sole and absolute discretion, may direct the Plan Administrator to distribute each Participant's account to him or his Beneficiary, as applicable, in a lump sum.

         10.3 CONTINUATION. The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in and accrued under the Plan.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 NO REDUCTION OF EMPLOYER RIGHTS. Nothing contained in this Plan shall be construed as a contract of employment between the Company or an Affiliate and an Employee, or as a right of any Employee to be continued in the employment of the Company or an Affiliate, or as a limitation of the right of the Company or an Affiliate to discharge any of its Employees, with or without cause.

         11.2 PROVISIONS BINDING. All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefit hereunder, their heirs and personal representatives.

                                       14

         IN WITNESS WHEREOF, the Company has executed this American Residential Services, Inc. Deferred Compensation Plan this ______ day of _____________, 1996.

                                             AMERICAN RESIDENTIAL SERVICES, INC.

                                             By: /s/ C. CLIFFORD WRIGHT, JR.
                                                     C. Clifford Wright, Jr.
                                                     Chief Executive Officer

                                       15